Exhibit 99.1

Dexcom Reports Preliminary, Unaudited Revenue for the Fourth Quarter and Fiscal Year 2022 and Initial 2023 Outlook

SAN DIEGO, CA - (BUSINESS WIRE-January 9, 2023) - DexCom, Inc. (Nasdaq: DXCM), the leader in real-time continuous glucose monitoring (“CGM”), today reported that it expects preliminary, unaudited revenue for the fourth quarter ended December 31, 2022 to be at least $815 million, an increase of 17% over the fourth quarter of 2021 on a reported basis and 20% on an organic1 basis. U.S. revenue is expected to be approximately $606 million, representing growth of 17% over the fourth quarter of 2021. International revenue is expected to be approximately $209 million, an increase of 15% over the fourth quarter of 2021 on a reported basis and 26% on an organic1 basis.

For fiscal 2022, total preliminary, unaudited revenue is expected to be approximately $2.91 billion, an increase of 19% over 2021 on both a reported and organic basis.

“Dexcom once again delivered strong performance in 2022, highlighted by significant growth in our global customer base and key regulatory clearances of our next-generation G7 CGM system,” said Kevin Sayer, Dexcom’s chairman, president and CEO. “We are excited to hit the ground running in 2023, building upon the CGM access expansion that we have driven over the past year to bring our leading sensor technology and a greater quality of care to many more people with diabetes around the world.”

2023 Outlook

For 2023, Dexcom currently anticipates total revenue of approximately $3.35 billion to $3.49 billion, representing expected growth of approximately 15% to 20% over 2022. This outlook considers sensor volume growth driven by increasing CGM awareness for people with diabetes, the launch of the Dexcom G7 CGM system in the U.S. and its continued rollout in international markets, further international expansion, and overall market dynamics.

In addition, Dexcom currently estimates 2023 Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin to be at the following levels:
–Non-GAAP Gross Profit Margin of 62 – 63%
–Non-GAAP Operating Margin of approximately 16.5%

Fourth Quarter 2022 Financial Results Conference Call

Dexcom will report its audited full fourth quarter and fiscal 2022 financial results on Thursday, February 9, 2023 after the close of market. Management is currently scheduled to host a conference call at 4:30 p.m. (Eastern Time) that day. More details will be provided later.

About DexCom, Inc.

DexCom, Inc. empowers people to take real-time control of diabetes through innovative continuous glucose monitoring (CGM) systems. Headquartered in San Diego, California, and with operations across Europe and select parts of Asia/Oceania, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom simplifies and improves diabetes management around the world. For more information about Dexcom CGM, visit www.dexcom.com.

1 Excludes non-CGM revenue acquired in the trailing twelve months, as well as the impact of foreign exchange.

Statement Regarding Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures. We have not reconciled our Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin estimates for fiscal year 2023 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin is not available without unreasonable effort.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Dexcom’s preliminary, unaudited revenue for the fourth quarter of and the full fiscal year 2022, and estimated total revenue, Non-GAAP Gross Profit Margin, and Non-GAAP Operating Margin for fiscal 2023, as well as expected growth rates as compared to the year ended December 31, 2021. All forward-looking statements included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s most recent Quarterly Report on Form 10-Q for the period ended September 30, 2022, as filed with the Securities and Exchange Commission on October 27, 2022, and its other reports, each as filed with the Securities and Exchange Commission. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

FOR MORE INFORMATION:
Sean Christensen
Vice President, Finance and Investor Relations
(858) 203-6657
www.dexcom.com